Exhibit 10.19

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”) is made as of March    , 2004 by and between INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., a Delaware corporation (“Manager”), and HPT TRS IHG-1, INC., a Maryland corporation (“Owner”).

WITNESSETH:

WHEREAS Owner and Manager have entered into that certain Management Agreement dated as of July 1, 2003 (the “Original Management Agreement”), as amended by First Amendment to Management Agreement dated as of September 18, 2003 (the “First Amendment”; the Original Management Agreement as so amended, the “Management Agreement”); and

WHEREAS the Management Agreement contemplated the possible sale of the Buckhead Hotel (as defined in the Management Agreement); and

WHEREAS Manager has requested that Owner and HPTSHC Properties Trust (“HPT”) enter into a certain Agreement of Purchase and Sale with Manager and Pharr Lodge, LLC with respect to the Buckhead Hotel (the “Contract”); and

WHEREAS, Owner and HPT are willing to enter into the Contract only if this Amendment is executed and delivered by Manager.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

1.     If the Closing under the Contract shall occur, Owner’s Priority (as defined in the Management Agreement) shall be reduced as provided in Section 34(b) of the First Amendment and the phrase “net proceeds of sale received by Owner or Purchaser” as used in said Section 34(b) shall mean the actual amount received by Owner and HPT under the Contract by wire transfer of immediately available funds net of (without duplication) closing costs charged to, paid or to be paid by Owner or HPT (including, without limitation, those specified in Section 12.03 of the Contract). Further to the foregoing, the parties acknowledge and agree that to the extent such actual amount received by Owner and HPT is increased or decreased by reason of the closing adjustments required under the Contract (including, without limitation, those specified in Article IV and Section 10.02 of the Contract), said “net proceeds of sale received by Owner or Purchaser” will be adjusted.

2.     All post-Closing adjustments to closing adjustments under the Contract shall be for the account of Manager. Accordingly, Manager shall be entitled to any amounts payable by Buyer on account of post-Closing adjustments and shall pay (out of its own funds) any post-Closing adjustments due to Buyer.

3.     If any adjustment to Owner’s Priority on account of the sale of the Buckhead Hotel shall occur other than on the first day of a month, the monthly installment of Owner’s Priority for the month in which such adjustment occurs shall be prorated on a daily basis. Owner’s Priority shall be adjusted on account of the sale of the Buckhead Hotel effective as of the date Owner or HPT receives the sale proceeds therefrom if such proceeds are received prior to 2:00 P.M. Eastern Standard Time on a Business Day (as defined in the Management Agreement) or on the next succeeding Business Day.

4.     From and after such Closing, Manager shall indemnify Owner for any claims relating to (a) Buyer failing to perform the obligations under the Operating Agreements (as defined in the Contract) assumed by it and (b) the Buckhead Hotel for which Manager is responsible under the Management Agreement (determined without regard to any termination thereof in its entirety or in part).

5.     Before and after the Closing, Manager shall indemnify Owner and HPT for any claims made by Buyer relating to any matter for which Manager is responsible under the Contract or the Management Agreement (determined without regard to any termination thereof in its entirety or in part).

6.     Owner shall be responsible for termination of the existing franchise/license agreement pursuant to which the Hotel is currently operated as a Summerfield Suite Hotel effective as of the Closing.

7.     All references in the Management Agreement to the Management Agreement shall be deemed to be references thereto as amended hereby.

8.     As modified hereby, the Management Agreement is in full force and effect and is hereby ratified and confirmed.

9.     This Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the day and year first above written.

MANAGER:

INTERCONTINENTAL HOTELS GROUP
RESOURCES, INC.

By:	/s/ Stevan Porter
Its:	President

OWNER:

HPT TRS IHG-1, INC.

By:	/s/ John G. Murray
Its:	Vice President

Each of the undersigned by their execution hereof evidence their consent to the foregoing and ratify and confirm their respective guaranties given in connection with the Management Agreement.

HOSPITALITY PROPERTIES TRUST

By:	/s/ John G. Murray
Its:	President

INTERCONTINENTAL HOTELS GROUP PLC

By:	/s/ Stevan Porter
Its:	Director